QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.1
(Form S-8)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 5, 2004, relating to the financial statements and financial statement schedule of The Manitowoc Company, Inc., which appear in The Manitowoc Company, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2003.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
May 28, 2004

QuickLinks

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM